195 Church Street New Haven, CT 06510

Contact: Don Chaffee Executive Vice President NewAlliance Bank 203 789 2795

NewAlliance Reports Third Quarter EPS at $.13 per Share
Net Income Up 15.4% From A Year Ago

New Haven, Connecticut, October 27, 2009 – NewAlliance Bancshares, Inc. (NYSE: NAL), the holding company for NewAlliance Bank, today announced net income for the quarter of $12.6 million or $0.13 per diluted share. This compares to $10.1 million or $0.10 per diluted share for the second quarter of 2009, a 24.9% increase, and $10.9 million or $0.11 per diluted share for the third quarter of 2008, a 15.4% increase.  Excluding the FDIC special assessment of $2.6 million after taxes, net income was $12.7 million or $0.13 per diluted share for the second quarter of 2009.

Revenues continued to increase for the third consecutive quarter and credit quality remained stable. Total revenue grew by 4.6% from $65.2 million to $68.2 million on a linked quarter basis and 11.0% from $61.5 million as compared to the prior year quarter. Total delinquencies are 1.45% at quarter end, down from 1.51% from the prior quarter. Nonperforming loans to total loans were 1.02% as compared to 1.13% in the prior quarter and nonperforming assets to total assets were 0.61% as compared to 0.65% for the same period.

“Our strong earnings performance in the third quarter was the result of excellent business momentum, sustained revenue growth and improved credit quality.  This reaffirms the soundness of our operating strategy and the value we offer in the marketplace,” stated Peyton R. Patterson, Chairman, President and Chief Executive Officer.

Financial Highlights:

•
Net interest income before provision increased by 3.8%, or $1.8 million, to $51.8 million compared with $49.9 million for the linked quarter and by 7.7%, or $3.7 million, compared with $48.1 million for the prior year quarter.

•	The net interest margin continued to trend upward and increased to 2.71% compared to 2.63% on a linked quarter basis and 2.63% compared with the prior year quarter.

•
Gains recorded from mortgage banking activity and loan sales remain strong at $1.3 million for the third quarter, down $213,000 from the linked quarter and up $840,000 compared to the prior year quarter.

•
Total Deposits increased $111.8 million from the linked quarter and $567.4 million from the prior year quarter mainly due to growth in core deposits which increased $87.1 million from the linked quarter and $832.8 million from the prior year quarter.

•
Deposit costs were reduced by $2.3 million on a linked quarter basis while average balances of interest-bearing core deposits increased $219.6 million.  Deposit costs were reduced by $5.7 million compared to the prior year quarter while average balances of interest-bearing core deposits increased by $775.4 million.

•	Total non-interest income increased $1.2 million on the linked quarter and $3.0 million from the prior year quarter.

•
Loan origination levels remained robust, with loan originations of $358.7 million for the quarter as compared to $403.5 million on a linked quarter basis and $82.5 million for the third quarter of 2008.

•	Commercial mortgages and commercial loan originations increased from $39.0 million to $92.8 million, or 138.0% growth, on a linked quarter basis.

•	Nonperforming asset levels improved as the balance decreased by 7.3% on a linked quarter basis to a total of $51.8 million.

•	The efficiency ratio for the quarter was 63.61% compared to the prior quarter of 63.42% and compared to the prior year quarter of 66.90%.

•
The Board of Directors voted to pay a quarterly dividend of $0.07 per share on October 27, 2009 to shareholders of record on November 6, 2009 and payable on November 17, 2009.  This will be the Company’s 22nd consecutive quarterly dividend payment.

Net Interest Income

Net interest income before provision for loan loss increased by $1.8 million on a linked quarter basis and $3.7 million as compared to the prior year quarter demonstrating strong revenue momentum as it represents the third consecutive quarterly increase.  The net interest margin increased to 2.71% compared to 2.63% on a linked quarter basis.  The increase in net interest income and the net interest margin is directly related to the reduction in costs associated with borrowings and deposits.  The cost of deposits has continued to decrease over the last three quarters and has decreased by over 23% compared to the prior year quarter while the average balance of interest bearing core deposits has increased by $775.4 million from the prior year quarter.

“We are extremely pleased with the expansion in our net interest margin as it is the highest that it has been in three years. The increase in our net interest margin, coupled with robust balance sheet growth, reflects our pricing discipline and competitive strength,” Ms. Patterson stated.

Non-Interest Income and Non-Interest Expense

Non-interest income for the quarter increased $1.2 million on a linked quarter basis and increased $3.0 million compared to the prior year quarter.  In the second quarter of 2009, an impairment charge of $626,000 was recorded and thus the increase in non-interest income on a linked quarter basis, excluding this charge, was $532,000. The increases for the quarter and as compared to the prior year quarter are primarily due to depositor service charges.  In addition, wealth management fees showed a significant improvement on a linked quarter basis.

Non-interest expense decreased $2.2 million or 4.9% on a linked quarter basis. Included in non-interest expense for the prior quarter is the FDIC special assessment of approximately $4.0 million, before tax.  Absent this item, non-interest expense for the current quarter increased from the prior quarter by $1.8 million and primarily relates to an increase in salary and marketing expenditures. NewAlliance has made significant investments over the past two quarters in the franchise via personnel, marketing and consulting initiatives. These initiatives are having a positive impact on core account generation including business checking, consumer checking and first mortgage originations.  We expect 2009 expense levels to be in line with the 2008 levels.

Credit Quality

"Our experienced team continues to exhibit superior performance in managing the credit quality of our loan portfolio as evidenced by positive asset quality indicators, such as the stabilization of the nonperforming loan levels. With the high unemployment rate, there will continue to be pressure on asset quality but we expect our performance to remain among the best in the industry,” said Don Chaffee, Interim Chief Financial Officer, Executive Vice President and Chief Credit Officer.

Key Developments:

•	Nonperforming loans to total loans improved from 1.13% to 1.02% on a linked quarter basis and nonperforming assets to total assets also improved from 0.65% to 0.61% for the same period.

•	Nonperforming loans decreased $5.8 million to $49.1 million on a linked quarter basis.

•	Nonperforming assets decreased on a quarterly basis by $4.1 million, or 7.3%, in the third quarter compared to an increase of $4.4 million, or 8.5%, in the second quarter of 2009.

•	The provision for loan losses increased by $433,000 on a linked quarter basis and $1.2 million compared to the prior year quarter.

•
NewAlliance experienced an increase in net charge-offs of $1.1 million to $5.2 million on a linked quarter basis. Although the Company’s net charge-offs increased from the prior quarter, the charge-off levels remain low relative to peer levels.

•	Total delinquencies are 1.45% at quarter end, down from 1.51% from the prior quarter.

•	The allowance for loan losses to total loans increased to 1.08% from 1.06% on a linked quarter basis.

Capital Management

The tangible common equity ratio and total risk-based capital ratio was 10.82% and 21.1%, respectively, and total shareholder’s equity was $1.43 billion at September 30, 2009.  The Company's Tier 1 leverage capital ratio was 10.97% and is more than double the 5% regulatory benchmark that is considered ‘well-capitalized’ for banks. “Maintaining a solid capital position to strengthen the Company is just as important as maintaining good asset quality and keeping a firm hand on sound underwriting,” stated Ms. Patterson.

Today, the Board of Directors authorized the filing of a shelf registration statement with the Securities and Exchange Commission.  This is a common step for banks to take to position themselves to raise capital quickly should an appropriate opportunity arise.

At September 30, 2009, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $8.54 billion in assets and operated 87 banking offices in Connecticut and Massachusetts.

NewAlliance Bank provides a full range of consumer and commercial banking products and services, trust services and investment and insurance products and services.  The Bank’s website is at www.newalliancebank.com.  Shareholders are encouraged to monitor the Investor Relations section of the Company’s website.

NewAlliance will hold a conference call on third quarter earnings at 10:00 a.m. Eastern Time on Wednesday, October 28, 2009.  The call is being webcast and will be available at the Investor Relations section of the Company’s website at www.newalliancebank.com.  Individuals can dial in to the call at 1-800-860-2442.  The international dial-in number is 1-412-858-4600.

A replay of the webcast and call will be available after noon on October 28th through November 11, 2009.  To access the replay, dial 1-877-344-7529.  For international access, dial 1-412-317-0088.  The passcode for either replay number is 434042.

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements are essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this release.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.

The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

The Company’s capital strategy includes deployment of excess capital through acquisitions.  Future acquisitions are expected to impact the Company’s results in future periods.

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except share data)	2009	2008	2009	2008

Interest and dividend income	$92,268	$99,042	$281,104	$300,436
Interest expense	40,506	50,983	131,422	158,123

Net interest income before provision for loan losses	51,762	48,059	149,682	142,313
Provision for loan losses	5,433	4,200	14,533	9,600
Net interest income after provision for loan losses	46,329	43,859	135,149	132,713

Non-interest income
Depositor service charges	7,270	7,052	20,175	20,393
Loan and servicing income	322	325	498	971
Trust fees	1,569	1,635	4,219	4,984
Investment management, brokerage & insurance fees	1,700	1,872	5,514	6,248
Bank owned life insurance	882	1,164	2,652	3,984

Other-than-temporary impairment losses on securities	-	(2,610)	(2,522)	(2,610)
Less: Portion of loss recognized in other comprehensive income (before taxes)	-	-	1,896	-
Net impairment losses on securities recognized in earnings	-	(2,610)	(626)	(2,610)
Net gain on sale of securities	2,029	2,395	6,139	3,620
Net gain on securities	2,029	(215)	5,513	1,010

Mortgage banking activity & loan sale income	1,268	428	4,768	1,341
Other	1,409	1,144	2,664	4,660
Total non-interest income	16,449	13,405	46,003	43,591

Non-interest expense
Salaries and employee benefits	22,443	22,354	65,281	68,978
Occupancy	4,287	4,415	13,686	13,629
Furniture and fixtures	1,419	1,624	4,348	4,964
Outside services	4,779	5,047	14,584	13,791
Advertising, public relations, and sponsorships	1,932	1,667	4,202	5,412
Amortization of identifiable intangible assets	2,122	2,364	6,379	7,092
Merger related charges	4	99	27	177
FDIC insurance premiums	1,880	178	8,717	544
Other	3,376	3,623	9,805	10,339
Total non-interest expense	42,242	41,371	127,029	124,926

Income before income taxes	20,536	15,893	54,123	51,378

Income tax provision	7,916	4,957	19,805	15,726

Net income	$12,620	$10,936	$34,318	$35,652

Earnings per share
Basic	$0.13	$0.11	$0.35	$0.36
Diluted	0.13	0.11	0.35	0.36

Weighted average shares outstanding
Basic	99,506,517	98,988,777	99,292,067	99,802,810
Diluted	99,569,908	99,145,940	99,298,399	99,855,692

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

Three Months Ended
September 30,		June 30,	March 31,	December 31,	September 30,
(In thousands, except share data)	2009	2009	2009	2008	2008

Interest and dividend income	$92,268	$94,082	$94,755	$98,737	$99,042
Interest expense	40,506	44,155	46,762	50,934	50,983

Net interest income before provision for loan losses	51,762	49,927	47,993	47,803	48,059
Provision for loan losses	5,433	5,000	4,100	3,800	4,200
Net interest income after provision for loan losses	46,329	44,927	43,893	44,003	43,859

Non-interest income
Depositor service charges	7,270	6,953	5,953	6,788	7,052
Loan and servicing income	322	357	(181)	(3)	325
Trust fees	1,569	1,392	1,259	1,367	1,635
Investment management, brokerage & insurance fees	1,700	1,564	2,250	1,646	1,872
Bank owned life insurance	882	899	871	953	1,164

Other-than-temporary impairment losses on securities	-	(2,522	-	(70)	(2,610)
Less: Portion of loss recognized in other comprehensive income (before taxes)	-	1,896	-	-	-
Net impairment losses on securities recognized in earnings	-	(626	-	(70)	(2,610)
Net gain on sale of securities	2,029	2,243	1,866	903	2,395
Net gain (loss) on securities	2,029	1,617	1,866	833	(215)

Mortgage banking activity & loan sale income	1,268	1,481	2,019	209	428
Other	1,409	1,028	226	513	1,144
Total non-interest income	16,449	15,291	14,263	12,306	13,405

Non-interest expense
Salaries and employee benefits	22,443	21,607	21,231	22,710	22,354
Occupancy	4,287	4,644	4,755	4,462	4,415
Furniture and fixtures	1,419	1,453	1,475	1,585	1,624
Outside services	4,779	4,455	5,350	5,523	5,047
Advertising, public relations, and sponsorships	1,932	1,056	1,213	1,017	1,667
Amortization of identifiable intangible assets	2,122	2,129	2,129	2,364	2,364
Merger related charges	4	22	1	8	99
FDIC insurance premiums	1,880	5,893	945	177	178
Other	3,376	3,146	3,282	3,797	3,623
Total non-interest expense	42,242	44,405	40,381	41,643	41,371

Income before income taxes	20,536	15,813	17,775	14,666	15,893

Income tax provision	7,916	5,705	6,185	5,022	4,957

Net income	$12,620	$10,108	$11,590	$9,644	$10,936

Earnings per share
Basic	$0.13	$0.10	$0.12	$0.10	$0.11
Diluted	0.13	0.10	0.12	0.10	0.11

Weighted average shares outstanding
Basic	99,506,517	99,278,162	99,254,242	98,944,841	98,988,777
Diluted	99,569,908	99,310,611	99,270,068	99,221,856	99,145,940

NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2009	2009	2009	2008	2008
Assets
Cash and due from banks	$106,539	$85,070	$137,381	$98,131	$112,121
Federal funds sold	-	-	-	-	50,000
Short-term investments	40,000	62,000	80,000	55,000	25,000
Investment securities available for sale	2,391,260	2,291,350	2,085,958	1,928,562	1,886,001
Investment securities held to maturity	263,103	288,104	312,095	309,782	299,622
Loans held for sale	14,749	54,479	20,413	5,361	4,687
Loans
Residential real estate	2,424,962	2,481,352	2,532,700	2,546,018	2,556,962
Commercial real estate	1,222,980	1,196,010	1,217,929	1,220,810	1,206,666
Commercial business	422,814	435,556	441,811	458,952	459,998
Consumer	734,951	738,540	740,308	737,005	729,850
Total loans	4,805,707	4,851,458	4,932,748	4,962,785	4,953,476
Less allowance for loan losses	(51,720)	(51,502)	(50,635)	(49,911)	(49,175)
Total loans, net	4,753,987	4,799,956	4,882,113	4,912,874	4,904,301
Federal Home Loan Bank of Boston stock	120,821	120,821	120,821	120,821	120,821
Premises and equipment, net	57,396	57,499	58,307	59,419	59,832
Cash surrender value of bank owned life insurance	139,257	138,375	137,476	136,868	135,975
Goodwill	527,167	527,167	527,167	527,167	527,167
Identifiable intangible assets	37,481	39,603	41,732	43,860	46,224
Other assets	88,993	117,016	95,136	101,673	93,510
Total assets	$8,540,753	$8,581,440	$8,498,599	$8,299,518	$8,265,261

Liabilities
Deposits
Regular savings	$1,841,605	$1,913,169	$1,651,874	$1,463,341	$1,402,874
Money market	696,464	520,902	477,569	346,522	344,681
NOW	367,627	389,495	359,598	368,730	356,162
Demand	528,614	523,618	494,412	494,978	497,749
Time	1,540,025	1,515,322	1,678,706	1,774,259	1,805,488
Total deposits	4,974,335	4,862,506	4,662,159	4,447,830	4,406,954
Borrowings
Federal Home Loan Bank advances	1,885,389	2,057,720	2,167,536	2,190,914	2,175,184
Repurchase agreements	133,802	132,511	148,259	159,530	185,465
Junior subordinated debentures	21,135	21,135	24,685	24,735	24,785
Other borrowings	1,204	1,243	1,281	1,317	1,354
Other liabilities	97,401	99,077	100,502	93,976	71,113
Total liabilities	7,113,266	7,174,192	7,104,422	6,918,302	6,864,855

Stockholders' equity	1,427,487	1,407,248	1,394,177	1,381,216	1,400,406

Total liabilities and stockholders' equity	$8,540,753	$8,581,440	$8,498,599	$8,299,518	$8,265,261

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)

Three Months Ended
September 30,		June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2009	2009	2009	2008	2008
Net interest income before provision for loan losses	$51,762	$49,927	$47,993	$47,803	$48,059
Net income	12,620	10,108	11,590	9,644	10,936
Shares outstanding (end of period)	106,638,777	106,788,454	106,788,675	107,058,509	107,058,509
Weighted average shares outstanding:
Basic	99,506,517	99,278,162	99,254,242	98,944,841	98,988,777
Diluted	99,569,908	99,310,611	99,270,068	99,221,856	99,145,940
Earnings per share:
Basic	$0.13	$0.10	$0.12	$0.10	$0.11
Diluted	0.13	0.10	0.12	0.10	0.11
Shareholders' equity (end of period)	1,427,487	1,407,248	1,394,177	1,381,216	1,400,406
Book value per share (end of period)	13.39	13.18	13.06	12.90	13.08
Tangible book value per share (end of period)	8.09	7.87	7.73	7.57	7.72

Ratios & Other Information

Net interest margin (net interest income as a
% of average earnings assets)	2.71%	2.63%	2.58%	2.59%	2.63%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	2.34	2.24	2.17	2.13	2.16
Average yield on interest-earning assets	4.83	4.95	5.09	5.35	5.41
Average rate paid on interest-bearing liabilities	2.49	2.71	2.92	3.22	3.25

Return on average assets	0.59	0.47	0.55	0.47	0.53
Return on average equity	3.57	2.89	3.35	2.76	3.13

At period end:
Tier 1 leverage capital ratio	10.97%	10.88%	11.02%	11.05%	11.03%

Asset Quality Information
Nonperforming loans	$49,091	$54,872	$50,122	$38,331	$34,996
Total nonperforming assets	51,793	55,864	51,504	40,354	36,335
Nonperforming loans as a % of total loans	1.02%	1.13%	1.02%	0.77%	0.71%
Nonperforming assets as a % of total assets	0.61	0.65	0.61	0.49	0.44
Allowance for loan losses as a % of total loans	1.08	1.06	1.03	1.01	0.99
Allowance for loan losses as a % of nonperforming loans	105.36	93.86	101.02	130.21	140.52

Provision for loan losses	$5,433	$5,000	$4,100	$3,800	$4,200

Banking offices	87	87	89	89	89

Non-GAAP Financial Information and Ratios

Noninterest income (1)	$14,136	$13,585	$13,145	$12,127	$13,642
Noninterest income as a percent of
operating revenue (1)	21.45%	21.39%	21.50%	20.24%	22.11%
Efficiency ratio (2)	63.61	69.65	65.71	68.98	66.90
Expenses to average assets (3)	1.98	2.07	1.91	2.01	2.00
Return on average tangible assets	0.63	0.51	0.59	0.50	0.57
Return on average tangible equity	5.95	4.87	5.68	4.66	5.34
Tangible common equity/tangible assets	10.82	10.49	10.41	10.48	10.75

Net income, GAAP		$10,108
FDIC special assessment, net of tax		2,571
Proforma net income		12,679

Proforma net income per share - basic		0.13
Proforma net income per share - diluted		0.13

Proforma return on average assets (4)		0.59%
Proforma return on average equity (4)		3.63
Proforma return on average tangible assets (4)		0.64
Proforma return on average tangible equity (4)		6.11
Proforma efficiency ratio (2) (4)		63.42
Proforma expenses to average assets (3) (4)		1.88

(1) Excludes total net gains or losses on securities and limited partnerships
(2) Excludes total net gains or losses on securities and limited partnerships and other real estate owned expenses
(3) Excludes severance and merger costs (Where applicable)
(4) Excludes FDIC special assessment (2nd quarter 2009)

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	September 30, 2009			September 30, 2008
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,462,668	$31,983	5.19%	$2,562,448	$35,202	5.50%
Commercial real estate	1,212,759	17,791	5.87	1,194,106	18,273	6.12
Commercial business	437,842	5,419	4.95	471,555	7,021	5.96
Consumer	737,405	8,517	4.62	719,016	9,718	5.41
Total Loans	4,850,674	63,710	5.25	4,947,125	70,214	5.68
Fed funds sold and other short-term investments	87,864	63	0.29	79,171	494	2.50
Federal Home Loan Bank of Boston stock	120,821	-	-	120,821	911	3.02
Investment securities	2,579,856	28,495	4.42	2,176,072	27,423	5.04
Total interest-earning assets	7,639,215	$92,268	4.83%	7,323,189	$99,042	5.41%
Non-interest-earning assets	899,599			921,916
Total assets	$8,538,814			$8,245,105

Interest-bearing liabilities
Deposits
Money market	$621,017	$2,419	1.56%	$383,234	$1,913	2.00%
NOW	366,770	280	0.31	359,033	288	0.32
Savings	1,878,458	5,701	1.21	1,348,578	7,742	2.30
Time	1,512,703	10,530	2.78	1,769,126	14,667	3.32
Total interest-bearing deposits	4,378,948	18,930	1.73	3,859,971	24,610	2.55
Repurchase agreements	127,307	375	1.18	179,350	1,045	2.33
FHLB advances and other borrowings	1,988,712	21,201	4.26	2,243,820	25,328	4.52
Total interest-bearing liabilities	6,494,967	40,506	2.49%	6,283,141	50,983	3.25%
Non-interest-bearing demand deposits	532,792			494,104
Other non-interest-bearing liabilities	96,367			69,233
Total liabilities	7,124,126			6,846,478
Equity	1,414,688			1,398,627
Total liabilities and equity	$8,538,814			$8,245,105
Net interest-earning assets	$1,144,248			$1,040,048
Net interest income		$51,762			$48,059
Interest rate spread			2.34%			2.16%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.71%			2.63%
Ratio of total interest-earning assets
to total interest-bearing liabilities			117.62%			116.55%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)
	Three Months Ended
	September 30, 2009			June 30, 2009
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,462,668	$31,983	5.19%	$2,542,771	$33,782	5.31%
Commercial real estate	1,212,759	17,791	5.87	1,207,563	17,448	5.78
Commercial business	437,842	5,419	4.95	443,738	5,527	4.98
Consumer	737,405	8,517	4.62	743,531	8,596	4.62
Total Loans	4,850,674	63,710	5.25	4,937,603	65,353	5.29
Fed funds sold and other short-term investments	87,864	63	0.29	65,684	116	0.71
Federal Home Loan Bank of Boston stock	120,821	-	-	120,821	-	-
Investment securities	2,579,856	28,495	4.42	2,482,036	28,613	4.61
Total interest-earning assets	7,639,215	$92,268	4.83%	7,606,144	$94,082	4.95%
Non-interest-earning assets	899,599			925,389
Total assets	$8,538,814			$8,531,533

Interest-bearing liabilities
Deposits
Money market	$621,017	$2,419	1.56%	$508,796	$2,163	1.70%
NOW	366,770	280	0.31	368,666	261	0.28
Savings	1,878,458	5,701	1.21	1,769,134	6,661	1.51
Time	1,512,703	10,530	2.78	1,604,027	12,192	3.04
Total interest-bearing deposits	4,378,948	18,930	1.73	4,250,623	21,277	2.00
Repurchase agreements	127,307	375	1.18	140,269	389	1.11
FHLB advances and other borrowings	1,988,712	21,201	4.26	2,135,450	22,489	4.21
Total interest-bearing liabilities	6,494,967	40,506	2.49%	6,526,342	44,155	2.71%
Non-interest-bearing demand deposits	532,792			512,890
Other non-interest-bearing liabilities	96,367			94,117
Total liabilities	7,124,126			7,133,349
Equity	1,414,688			1,398,184
Total liabilities and equity	$8,538,814			$8,531,533
Net interest-earning assets	$1,144,248			$1,079,802
Net interest income		$51,762			$49,927
Interest rate spread			2.34%			2.24%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.71%			2.63%
Ratio of total interest-earning assets
to total interest-bearing liabilities			117.62%			116.55%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)
	Nine Months Ended
	September 30, 2009			September 30, 2008
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,522,403	$100,358	5.30%	$2,485,609	$102,992	5.52%
Commercial real estate	1,213,877	52,855	5.81	1,198,238	55,450	6.17
Commercial business	443,564	16,658	5.01	462,889	21,205	6.11
Consumer	739,600	25,821	4.65	702,436	29,551	5.61
Total Loans	4,919,444	195,692	5.30	4,849,172	209,198	5.75
Fed funds sold and other short-term investments	93,336	342	0.49	45,740	969	2.82
Federal Home Loan Bank of Boston stock	120,821	-	-	118,369	3,766	4.24
Investment securities	2,456,203	85,070	4.62	2,232,525	86,503	5.17
Total interest-earning assets	7,589,804	$281,104	4.94%	7,245,806	$300,436	5.53%
Non-interest-earning assets	889,869			936,922
Total assets	$8,479,673			$8,182,728

Interest-bearing liabilities
Deposits
Money market	$515,048	$6,500	1.68%	$444,882	$7,442	2.23%
NOW	360,717	777	0.29	375,545	1,083	0.38
Savings	1,729,690	19,125	1.47	1,195,774	20,946	2.34
Time	1,617,893	36,646	3.02	1,792,976	49,942	3.71
Total interest-bearing deposits	4,223,348	63,048	1.99	3,809,177	79,413	2.78
Repurchase agreements	142,383	1,302	1.22	182,670	3,113	2.27
FHLB advances and other borrowings	2,109,595	67,072	4.24	2,229,373	75,597	4.52
Total interest-bearing-liabilities	6,475,326	131,422	2.71%	6,221,220	158,123	3.39%
Non-interest-bearing demand deposits	510,864			478,817
Other non-interest-bearing liabilities	93,788			73,398
Total liabilities	7,079,978			6,773,435
Equity	1,399,695			1,409,293
Total liabilities and equity	$8,479,673			$8,182,728
Net interest-earning assets	$1,114,478			$1,024,586
Net interest income		$149,682			$142,313
Interest rate spread			2.24%			2.14%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.63%			2.62%
Ratio of total interest-earning assets
to total interest-bearing liabilities			117.21%			116.47%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2009	2009	2009	2008	2008
Nonperforming assets
Residential real estate	$26,654	$25,817	$21,616	$12,634	$8,191
Commercial real estate	9,714	15,478	18,429	18,435	19,233
Commercial business	10,693	12,039	8,495	5,863	6,383
Consumer	2,030	1,538	1,582	1,399	1,189
Total nonperforming loans	49,091	54,872	50,122	38,331	34,996

Other nonperforming assets, net	2,702	992	1,382	2,023	1,339

Total nonperforming assets	$51,793	$55,864	$51,504	$40,354	$36,335

Allowance for loan losses	$51,720	$51,502	$50,635	$49,911	$49,175

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008
Net loan charge-offs
Residential real estate	$957	$887	$466	$473	$81
Commercial real estate	864	1,757	2,284	1,781	2,005
Total real estate	1,821	2,644	2,750	2,254	2,086
Commercial business	2,938	1,262	598	588	282
Consumer	456	227	28	222	455
Total net charge-offs	$5,215	$4,133	$3,376	$3,064	$2,823

Provision for loan losses	$5,433	$5,000	$4,100	$3,800	$4,200

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008
Ratios
Allowance for loan losses to total loans	1.08%	1.06%	1.03%	1.01%	0.99%
Allowance for loan losses to nonperforming loans	105.36	93.86	101.02	130.21	140.52
Nonperforming loans to total loans	1.02	1.13	1.02	0.77	0.71
Nonperforming assets to total assets	0.61	0.65	0.61	0.49	0.44
Net charge-offs to average loans (annualized)	0.43	0.33	0.27	0.25	0.23